UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311
None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Mobile Mini, Inc. (the “Company”) furnished on July 31, 2006. In that prior report, the Company provided a reconciliation of EBITDA to net cash provided by operating activities in connection with its earnings press release. However, certain amounts related to net cash provided by operating activities have been revised. This current report sets forth below the amended reconciliation of EBITDA to net cash provided by operating activities (in thousands), which includes the effects of rounding:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

EBITDA	$28,618	$24,548	$52,179	$43,583

Senior Note redemption premiums	(4,987)	—	(4,987)	—

Interest paid	(3,827)	(1,756)	(14,726)	(11,011)

Income and franchise taxes paid	(46)	(129)	(111)	(216)

Amortization of share-based compensation	781	—	1,535	—

Gain on sale of lease fleet units	(1,301)	(932)	(2,232)	(1,722)

Loss on disposal of property, plant and equipment	11	17	40	434

Deferred income taxes	(131)	125	(133)	197

Changes in certain assets and liabilities, net of effect of businesses acquired:

Receivables	(5,369)	(1,283)	(3,892)	(2,088)

Inventories	(1,370)	(6,039)	(2,373)	(8,621)

Deposits and prepaid expenses	287	1,166	294	1,253

Other assets and intangibles	207	(5)	(3)	21

Accounts payable and accrued liabilities	6,403	4,419	3,698	5,120

Net cash provided by operating activities	$19,276	$20,131	$29,289	$26,950

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: August 10, 2006	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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